Exhibit 10.3
PURCHASE AGREEMENT FOR PURCHASE OF OFFICE BUILDING
     THIS PURCHASE AGREEMENT FOR PURCHASE OF OFFICE BUILDING (this “Agreement”) is made and entered into as of the ___day of August, 2005, by and among JB MANAGEMENT L.P., a California limited partnership (“Seller”) and HINES REIT PROPERTIES, L.P., a Delaware limited partnership, or its assigns (“Buyer”).
R E C I T A L S
A. Seller is the owner of the “Property” (defined below), which consists principally of an approximately 400,000 square foot office building with a parking garage with approximately 774 parking spaces located on several different legal parcels, in the City of Sacramento, California, having commonly known street addresses of 1515 R and 1515 S Street, Sacramento, California 95814-7243, comprised of the following legal parcels: garage: 006-292-0014, 006-292-0015, 006-292-0024, and 006-292-0025; building: 009-091-0001, 009-0091-0002, 009-0091-0003, 009 0091-0004, 009-0091-0005, 009-0091-006 and 009-0091-0014.
B. Buyer desires to purchase the Property on the terms and conditions hereinafter documented.
     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:
     1. Purchase and Sale. Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Property on the terms and conditions hereinafter set forth.
          1.1 Property. As used herein, the “Property” means, collectively, all right, title and interest of Seller in and to (i) that certain land described in Exhibit “A”, together with all easements, rights-of-way, and appurtenances benefitting such land (the “Land”), (ii) any land lying in the bed of any street, road, alley or right-of-way, open or closed, adjacent to or abutting the Land, (iii) any and all air rights, subsurface rights, development rights, entitlements, wastewater capacities and credit reservations, and water rights pertaining to the Land or the Improvements (as hereinafter defined), (iv) all improvements, structures and fixtures now or on the “Closing Date” (as hereinafter defined) located upon the Land (the “Improvements”), (v) all machinery, equipment, gas and electric systems, lighting, heating, ventilating and air conditioning equipment and systems, elevators, radiators, incinerators, furnaces, hot water heaters, water, sewage, and plumbing systems, fire protection and security systems, and all other tangible personal property now or on the Closing Date located on or used in connection with the Land and Improvements, in each case to the extent Seller has any right, title or interest therein (the “Personal Property”), and (vi) all “Leases” (as hereinafter defined), and (vii) all “Service Agreements” (as hereinafter defined), (viii) to the extent assignable, all governmental permits, certificates of occupancy, licenses and approvals, (ix) all warranties and guarantees that Seller has received in connection with any work or services performed with respect to, or equipment installed in or on, the Improvements or the Land, and (x) all tenant lists, advertising material, telephone exchange numbers and other intangible personal property related to the Land,

Improvements or Personal Property, in each case to the extent Seller has any right, title or interest therein (the “Intangible Property”). The Property includes the items specified on Exhibit “B” and, notwithstanding the foregoing, excludes any items of personal property owned by tenants or any other third parties not affiliated with Seller (provided, however, Seller shall assign to Buyer any right, title, interest or claim of Seller [e.g., landlord’s liens] in and to any such excluded items of personal property).
     2. Purchase Price. The purchase price (the “Purchase Price”) shall be SIXTY-NINE MILLION AND NO/100 DOLLARS ($69,000,000.00).
     3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:
          3.1 Escrow Deposit. Within ten (10) calendar days after the Effective Date (as defined in Section 4.1.1 below), Buyer shall deliver the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) to First American Title Insurance Company at its offices at 899 Pacific Street, San Luis Obispo, California 93402- Attention: Lisa Blasquez; Telephone No. (805) 786-2038, which company, in its capacity as escrow holder hereunder, is called “Escrow Agent” (this amount, together with all interest earned thereon, are collectively herein called the “Initial Escrow Deposit”). If Buyer does not terminate this Agreement prior to the expiration of the Due Diligence Period (as hereinafter defined), then on or prior to the last day of the Due Diligence Period, Buyer shall deposit an additional Five Hundred Thousand Dollars ($500,000.00) (the “Additional Escrow Deposit”) with Escrow Agent; the Initial Escrow Deposit and, if made, the Additional Escrow Deposit (as hereinafter defined), together with all interest earned thereon, are referred to collectively in this Agreement as the “Escrow Deposit”. The Escrow Deposit shall be delivered to Escrow Agent by wire transfer of immediately available federal funds or by bank or cashier’s check drawn on a national bank reasonably satisfactory to Seller. The Escrow Deposit shall be held by Escrow Agent as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times that the Escrow Deposit is being held by the Escrow Agent, the Escrow Deposit shall be invested by Escrow Agent in the following investments (“Approved Investments”): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller and Buyer, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Agent only as provided in this Agreement.
          3.2 Closing Payment. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid to Escrow Agent by wire transfer or immediately available federal funds (through the escrow described in Section 5) on the Closing Date (the amount to be paid under this Section 3.2 being herein called the “Closing Payment”).
     4. Conditions Precedent. The obligation of Buyer to purchase as contemplated by this Agreement is subject to Seller’s satisfaction of each of conditions precedent set forth in this Agreement (any of which may be waived in writing by Buyer) on or before the applicable date specified for satisfaction of the applicable condition. If any of such conditions is not fulfilled (or so waived) pursuant to the terms of this Agreement, then Buyer may terminate this Agreement and, in connection with any such termination made in accordance with this Section 4, Seller and Buyer shall be released from further obligation or liability hereunder (except for those obligations and liabilities which, pursuant to the terms of this Agreement, survive such termination and without releasing any party for a breach or default occurring prior to such termination), and the Escrow Deposit shall be immediately returned to Buyer.
          4.1 Limited Due Diligence Period
               4.1.1 Information To Be Reviewed. Buyer, or its lender, shall have from the date of execution of this Agreement (the “Effective Date”) through the date which is SIXTY (60) days after the Effective Date (the “Due Diligence Period”) within which to perform and complete all of Buyer’s due diligence/feasibility examinations, title and survey and other reviews and inspections of all matters pertaining to the Property (keeping all information confidential; subject, however to the provisions of Section 4.1.2 hereof). In particular, the following may be reviewed by Buyer or its lender:
     (a) a current ALTA title commitment covering the Property, together with complete and best available copies of all exception and other documents or instruments referenced therein (collectively, the “Preliminary Title Report”) from First American Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the “Title Company”), setting forth the current status of title to the Property and committing to insure the same for the full amount of the Purchase Price;
     (b) a true, correct and complete copy of the most recent existing ALTA survey of the Property (the “Existing Survey”), which Buyer may have updated and/or recertified at Buyer’s expense;
     (c) true, correct and complete copies of all Leases (and all modifications and amendments thereto, all related correspondence, side letters, indemnity and/or reimbursement agreements, letters of credit and other documents and materials relating thereto, and, to the extent in Seller’s possession, copies of all subleases and other occupancy agreements affecting the Property) (including a current certified rent roll, which shall be re-certified and updated at Closing) and Service Agreements;
     (d) all physical, environmental, seismic and compliance matters and conditions respecting the Property, but excluding any confidential information; provided, however, in the case of any confidential information that would be material to Buyer in deciding whether to purchase the Property or make a loan thereon, Seller shall notify Buyer in writing of the existence of the same and shall either (i) give Buyer the right to terminate this Agreement or (ii) disclose the same to Buyer on the condition that Buyer executes a confidentiality agreement reasonably satisfactory to Buyer and Seller. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property and its files relating to the Property (excluding confidential information, except as aforesaid) upon reasonable advance notice and shall also provide to Buyer copies of such leases and service contracts and other items as Buyer shall request, all upon reasonable advance notice;

     (e) copies of all existing as-built architectural, structural, civil, mechanical, electrical, and plumbing plans and specifications, and as-built drawings of tenant improvements in place for the Property within Seller’s possession or control, and, to the extent in Seller’s possession or control, all space plans, stacking plans and area calculations (provided such are within Seller’s possession or control);
     (f) copies of any soil, groundwater contamination, seismic, environmental, physical condition or other assessments, evaluations, reports, studies or test results to the extent the same have been prepared;
     (g) true, correct and complete copies of all operating statements (year to date and for a period of the prior three (3) years), budgets and all appraisals, maintenance records, repair records, tax and utility bills, operational records and other such records pertaining to the acquisition, construction, ownership, condition and operation of the Property within Seller’s possession or control;
     (h) true, correct and complete copies of all licenses, approvals, certificates and permits (including certificates of occupancy), agreements with adjacent or nearby landowners or occupants, or other such agreements pertaining to the ownership, construction, operation, leasing or maintenance of the Property within Seller’s possession or control; and
     (i) the other matters specifically listed on Exhibit “U” attached hereto.
     Notwithstanding the foregoing, Buyer acknowledges that Seller’s maintenance records, repair records, tax and utility bills and operational records are voluminous in nature, and, therefore, Seller shall make such documentation available for Buyer’s review. Within ten (10) days after the Effective Date, Seller shall deliver (or cause to be delivered) to Buyer the documents and other materials described in clauses (a), (b), (d) and (f) and (i) and shall have otherwise made the materials described in clause (d), (e), (g) and (h) available for Buyer’s review and inspection at the Property. Without in any manner limiting the foregoing, Seller covenants and agrees that, commencing on the Effective Date, Buyer and its accountants, auditors and other representatives shall have access to all of Seller’s financial and accounting information within Seller’s possession or control and relating to the operation of the Property, including all supporting documentation relating thereto.
               4.1.2. Review Standards. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause liability, damage, loss, cost or expense to Seller or the Property (other than that arising from the discovery of preexisting conditions) and so as to not unreasonably interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such liability, damage, loss, cost or expense, except to the extent based on any such preexisting conditions or on the negligence or willful misconduct of Seller or its employees or agents (the foregoing obligation surviving any termination of this Agreement). Without limitation on the foregoing, without the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed), in no event shall Buyer make any intrusive physical testing

(environmental, structural or otherwise) at the Property (such as soil borings, water samplings or the like). Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations of the Property conducted hereunder. In the event of any termination hereunder, Buyer shall return all documents and other materials furnished by Seller hereunder and at Seller’s written request, Buyer shall promptly deliver to Seller, without warranty, copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party engaged by Buyer. Prior to Closing, Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential; provided, however, that (i) such information or data may be disclosed by Buyer (a) to the extent required by law, (b) to Buyer’s lender and to Buyer’s and such lender’s respective representatives, agents and affiliates (including attorneys and accountants) to the extent such representatives and agents need to know such information for the purpose of evaluating the purchase contemplated hereby and any loan made in connection therewith and are instructed to maintain such confidentiality, (c) as may otherwise be necessary for Buyer or Buyer’s representatives or affiliates, Hines Interests Limited Partnership (“Hines”) or its affiliates or any other entities advised by Hines or its affiliates to comply with applicable laws, including, without limitation, governmental, regulatory, disclosure, tax and reporting requirements (including without limitation, the requirements of the Securities and Exchange Commission, the New York Stock Exchange and/or any similar body or agency), to comply with other requirements and requests of regulatory and supervisory authorities and self-regulatory organizations having jurisdiction over Buyer or Buyer’s representatives or affiliates, Hines or its affiliates or any other entities advised by Hines or its affiliates, (d) to comply with regulatory or judicial processes, or (d) to satisfy reporting procedures and inquiries of credit rating agencies in accordance with customary practices of Buyer or its affiliates; and (ii) the foregoing confidentiality restriction shall not apply to any information or data that is available to Buyer from any other source (other than by reason of a breach by Buyer of such confidentiality restriction).
          4.1.3 CONFIDENTIAL NATURE, AND LIMITED ACCESS, OF DUE DILIGENCE ACTIVITIES
          Buyer recognizes and acknowledges that the primary tenant in the Property is the State of California. Hence, in order not to create any confusion or misunderstandings on said tenant’s part while Buyer is performing its Due Diligence, Buyer agrees to (a) except as otherwise permitted by Section 4.1.2, hold confidential the possible sale of the Property by Seller, and not to discuss such with any third parties information which could in any way be learned, directly or indirectly, by the State of California, (b) only make inquires of representatives of any tenants in the Property through individuals identified in writing by Seller, and (c) discuss the possible sale of the Property with said individuals in the presence of authorized representatives of Seller (as identified by Seller in writing).

Initial	Initial
               4.1.4 Termination Right. If (a) on or before the expiration of the Due Diligence Period, Buyer shall determine that it no longer intends to acquire the Property for any reason or no reason at all and at Buyer’s sole discretion, then Buyer shall have the right to terminate this Agreement by so notifying Seller of such determination in writing (such notice being herein called the “Termination Notice”), whereupon this Agreement, and the obligations of the parties hereunder, shall terminate (other than those obligations that expressly survive a termination of this Agreement), or (ii) in the event Buyer fails to deposit the Additional Escrow Deposit with Escrow Agent prior the expiration of the Due Diligence Period in accordance with Section 3.1 hereof, then Buyer shall be deemed to have elected to terminate this Agreement, and the obligations of the parties hereunder shall terminate (other than those obligations that expressly survive a termination of this Agreement), and upon any such termination or deemed termination, the Escrow Deposit shall be immediately returned to Buyer. In the event Buyer fails to terminate (or is not deemed to have terminated) this Agreement prior to the expiration of the Due Diligence Period, the Escrow Deposit shall become non-refundable, except in the event of a Seller default, upon the failure of a closing condition, or as may otherwise be provided to the contrary in this Agreement (e.g., in connection with casualty, condemnation, certain tenant estoppel issues, certain leases entered into by Seller over Buyer’s disapproval, etc.).
          4.2 Title and Survey Review/Objections. Buyer shall have until the date (the “Title/Survey Objection Date”) that is fifteen (15) days prior to the expiration of the Due Diligence Period to give written notice to Seller of such objections as Buyer may have to any exceptions to title or survey matters disclosed in the Preliminary Title Report or in the Existing Survey (or any update or recertification thereof) or otherwise in Buyer’s examination of title. Seller shall have the right, but not the obligation (except as provided in Section 4.3 below), to remove, satisfy or otherwise cure any title or survey matters to which Buyer objects hereunder. Within five (5) days after receipt of Buyer’s objection notice, Seller shall give written notice to Buyer informing Buyer of Seller’s election with respect to such objections. If Seller fails to give written notice of such election within such 5-day period, Seller shall be deemed to have elected not to cure the objections. If Seller elects, or is deemed to have elected, not to cure any title or survey matters to which Buyer has objected or if, after electing to attempt to cure, Seller fails to cure any such objections prior to Closing, Buyer may either (i) waive such objections and accept title to the Property subject thereto, or (ii) terminate this Agreement, whereupon the Escrow Deposit (together with all interest earned thereon) shall be immediately returned to Buyer. Any title or survey matter (other than the matters described in Section 4.3 which shall in all events be cured, satisfied and discharged at or prior to Closing whether or not Buyer objects to same) reflected in the Preliminary Title Report or the Existing Survey as to which Buyer fails to object on or prior to the Title/Survey Objection Date and any other title or survey matter as to which Buyer (in its sole discretion) elects to waive its objection as provided above, shall be deemed “Permitted Exceptions”.
          4.3 Existing Loan. The Property is currently encumbered by a certain deed of trust and other loan documents securing a loan to Seller (the “Existing Loan”). The Existing Loan will come due upon the sale contemplated hereby and a portion of the Purchase Price will be used by Seller to repay the Existing Loan (and any related prepayment or defeasance penalties, premiums, costs or other charges) in full. Additionally, Seller shall cure, satisfy, discharge and release, at or prior to Closing, any other mortgage, deed of trust or similar security instrument encumbering all or any part of the Property, any mechanic’s, materialman’s or similar lien (unless resulting from any act or omission of Buyer or any of its agents), any delinquent taxes, assessments and governmental charges affecting all or any portion of the Property, and any judgment of record affecting the Property.

          4.4 Tenant Estoppel Certificates. Receipt of estoppel certificates (“Tenant Estoppel Certificates”) from all the tenants of the Property occupying not less than ninety percent (90%) of the total net rentable square footage of the Property covered by Leases in effect as of the Closing Date, shall be a condition precedent to Buyer’s obligation to acquire the Property hereunder. Each Tenant Estoppel Certificate shall be substantially in the applicable form provided in Exhibit “D”; provided, however, that with respect to any tenant of the Property which is the State of California or a division thereof, any such Tenant Estoppel Certificate shall be in the then current form of estoppel customarily provided by the State of California or such division thereof and not in the form of Exhibit “D”. Seller shall deliver to Buyer fully executed original Estoppel Certificates no later than ten (10) calendar days prior to the Closing Date (as hereinafter defined) (the "Tenant Estoppel Certificate Deadline”), which Estoppel Certificates shall be re-certified by Seller prior to the Closing Date in order to conform with the requirements of Buyer’s lender. Buyer shall have until five (5) calendar days prior to the Closing Date (the “Estoppel Objection Period”) to examine the Tenant Estoppel Certificates and to notify Seller in writing specifying Buyer’s objections (the “Buyer’s Estoppel Notice”); provided that if Buyer fails to give Seller the Buyer’s Estoppel Notice before the expiration of the Estoppel Objection Period, the Buyer shall be deemed to have accepted the Estoppel Certificates and to have waived any matters reflected thereon. If Buyer has timely delivered to Seller the Buyer’s Estoppel Notice, then Seller shall prior to the expiration of the Estoppel Objection Period deliver to Buyer written notice specifying the items set forth in the Buyer’s Notice which Seller, in its sole discretion, shall elect to cure (the "Seller’s Estoppel Notice”). In connection with any items set forth in the Seller’s Estoppel Notice, Seller agrees to use its reasonable good faith efforts to cause such defects set forth in the Seller’s Estoppel Notice to be cured by the Closing Date. If, for any reason, on or before the Closing Date, Seller does not cause: (i) any matters which are set forth in the Seller’s Estoppel Notice to be removed at no cost or expense to Buyer; or (ii) any new material adverse matters reflected in any re-certified Estoppel Certificate as objected to in writing by Buyer within two (2) days from receipt of any such re-certified Estoppel Certificate to be cured at no cost or expense to Buyer, the obligation of Buyer to buy the Property as herein provided shall terminate (and no party hereto shall have any further obligations in connection herewith except under those provisions that expressly survive a termination of this Agreement), and the Escrow Deposit (together with all interest earned thereon) shall be immediately returned to Buyer.
          4.5 Performance by Seller. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer’s obligation to purchase the Property. Without limitation on the foregoing, in the event that the “Seller Closing Certificate” (as hereinafter defined) shall disclose any material adverse changes in the representations and warranties of Seller contained in this Agreement or any certificate delivered by Seller in connection herewith which are not otherwise permitted or contemplated by the terms of this Agreement, then Buyer shall have the right to terminate this Agreement, whereupon the Escrow Deposit (together with all interest earned thereon) shall be immediately returned to Buyer.
     5. Closing Procedure. Subject to Section 5.5 below, the sale and purchase herein provided shall be consummated (the “Closing”) at a closing conference (“Closing Conference”),

which shall be held on the Closing Date by mail or at a mutually satisfactory location. As used herein, “Closing Date” shall be that date which is the thirtieth (30th) day from and after the expiration of the Due Diligence Period, or such earlier date as may be agreed upon by Seller and Buyer. The Closing Date is subject to extension as set forth in Section 5.1.
          5.1 Escrow. On or before 1:00 p.m. Pacific time on the Closing Date, the parties shall deliver to Escrow Agent the following: (i) by Seller, a duly executed and acknowledged original grant deed (the “Deed”) in the form of Exhibit “E”, subject only to the Permitted Exceptions, and (ii) by Buyer, the Closing Payment in immediately available federal funds. If the Closing Payment is received on the Closing Date but after 1:00 p.m. Pacific time, then the Closing Date shall be changed to the next business day. Such delivery shall be made pursuant to escrow instructions (“Escrow Instructions”) to be executed among Buyer, Seller and Escrow Agent in the form of Exhibit “F”. The conditions to the closing of such escrow shall include the Escrow Agent’s receipt of the Closing Payment and a notice from each of Buyer and Seller authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice on the Closing Date as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under Section 5.2 below and all conditions to Buyer’s obligations hereunder shall have been satisfied or waived by Buyer in writing).
          5.2 Delivery to Parties. Upon the satisfaction of the conditions set forth in the Escrow Instructions (including all conditions to Buyer’s obligation to close hereunder), then (i) the Deed shall be delivered to Buyer by Escrow Agent’s depositing the same for recordation, (ii) the Closing Payment (and the Escrow Deposit) shall be delivered by Escrow Agent to satisfy the Existing Loan (and any other matters which Seller is obligated by Sections 4.2 or 4.3 or any other provision of this Agreement to pay, satisfy or discharge at Closing) and any balance shall be paid to Seller and (iii) on the Closing Date, the following items shall be delivered:
               5.2.1 Seller Deliveries. Seller shall deliver to Buyer the following:
                    (a) A duly executed bill of sale, assignment and assumption agreement (“Assignment and Assumption Agreement”) from Seller with respect to the tangible and intangible personal property included in the Property (including the Leases and Service Agreements) in the form of Exhibit “G,” together with any and all consents as may be required to effect the assignment of any tangible or intangible personal property;
                    (b) A duly executed certificate of Seller (the “Seller Closing Certificate”) in the form of Exhibit “I” updating the representations and warranties contained in Section 7.1 hereof to the Closing Date and noting any changes thereto (subject, however, to Buyer’s right to terminate as provided herein with respect to any such changes);
                    (c) Notices to each of the tenants under the Leases (“Tenant Notices”), duly executed by Seller in the form of Exhibit “K”, addressed to each of such tenants;

                    (d) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization and good standing of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;
                    (e) To the extent they are then in Seller’s possession, and have not heretofore been delivered to Buyer: (i) any plans and specifications for all Improvements on the Property; (ii) all unexpired warranties and guarantees which Seller has received in connection with any work or services performed with respect to, or equipment installed in, the improvements on the Property; (iii) all keys for all improvements on the Property; (iv) all documents of Seller relating to the Property; (v) originals of all Leases (and all modifications and amendments thereto, side letters, indemnity and/or reimbursement agreements, letters of credit and other documents and materials relating thereto), copies of all subleases and other occupancy agreements affecting the Property, all correspondence to or from any tenants, relating to the Leases; and (vi) originals of all Service Agreements that will remain in effect after the Closing and all correspondence and records relating to the on-going operations (including tenant billings) and maintenance of the Property (which materials under this clause (e) may be either delivered at Closing or left at the management office at the Property). In addition, Seller shall direct its property management company, if any, to deliver any documents or other files of Seller in such management company’s possession to Buyer at the Closing or to be left at the offices of the Property;
                    (f) A Certificate of Non-Foreign Status;
                    (g) A California Franchise Tax Board Form 590RE certifying that Seller is exempt from withholding requirements under Revenue & Taxation Code Section 18662;
                    (h) Any customary owner’s affidavit and indemnities for mechanics’ liens and similar matters as may be required by the Title Company to issue the Title Policy (defined below) to Buyer; and
                    (i) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
               5.2.2 Buyer Deliveries. Buyer shall deliver to Seller the following:
                    (a) A duly executed and acknowledged Assignment and Assumption Agreement;
                    (b) A certificate of Buyer (the “Buyer Closing Certificate”) in the form of Exhibit “L” updating the representations and warranties contained in Section 7.2 hereof to the Closing Date and noting any changes thereto;

                    (c) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
                    (d) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not increase in any material respect the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).
          5.3 Closing Costs. Seller shall pay (i) all state, county and city transfer taxes payable, (including any sales taxes thereon) if any, in connection with the transfer contemplated herein, (ii) the title insurance premium for the CLTA portion of the Owner’s Policy, (iii) 50% of all escrow charges, (iv) 50% of any costs incurred in recording the Deed or any other instruments with respect to the transfer contemplated herein, and (v) all costs to satisfy, release and discharge any Existing Loan, including, without limitation, any prepayment or defeasance penalty, premium or charge, and any of the other matters which Seller is obligated to remove, discharge or cure pursuant to Sections 4.2 or 4.3 hereof. Buyer shall pay (i) 50% of all escrow charges, (ii) the costs of extended coverage and any endorsements to the Owner’s Policy, (iii) the costs, if any, to update the Existing Survey, (iv) 50% of any costs incurred in recording the Deed or any other instrument with respect to the transfer contemplated herein, and (v) all fees, costs or expenses in connection with Buyer’s due diligence reviews hereunder. Any other closing costs shall be allocated in accordance with local custom. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided.
          5.4 Prorations.
               5.4.1 Items to be Prorated. The following shall be prorated between Seller and Buyer as of 11:59 p.m. the day prior to the Closing Date (on the basis of the actual number of days elapsed over the applicable period):
                    (a) All real estate taxes, assessments, bond assessments and personal property taxes on the Property for the tax year (the “Current Tax Year”) in which the Closing occurs (with Seller and Buyer each being responsible for a pro rata share of such taxes and assessments based upon the number of days in such tax year occurring before the Closing Date, in the case of Seller, and on or after the Closing Date, in the case of Buyer). However, in no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale contemplated hereby or from any improvements made or leases entered into on or after the Closing. If any assessments on the Property are payable in installments, then the installment for the current period shall be prorated (with Buyer being allocated the obligation to pay any installments due after the Closing Date).
                    (b) All fixed and additional rentals under the Leases, security deposits (including any utility deposits posted by Seller and assigned to Buyer with the approval of the utility service provider) and other tenant charges. Seller shall provide a credit in an amount equal to all prepaid rentals for periods after the Closing Date and all refundable security deposits (to the extent the foregoing were made by tenants under the Leases and are not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. To the extent any security deposits are in the form of a letter of credit Seller, at Closing and at its sole cost and expense, shall cause such letters of credit to be reissued with Buyer as the named beneficiary thereof. Rents which are delinquent (or payable but unpaid) as of the Closing Date shall not be prorated on the Closing Date. Buyer shall not waive any delinquent (or unpaid) rents or modify a Lease so as to reduce or otherwise affect amounts owed thereunder for any period with respect to which Seller is entitled to receive a share of charges or amounts without first obtaining Seller’s written consent. After the Closing, Buyer shall include such delinquencies (or unpaid amounts) in its normal billing and diligently pursue the collection thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default under any Lease). Notwithstanding any provision to the contrary contained herein, from and after the Closing Date, in no event will Seller have the right to threaten or institute any legal or arbitration proceeding to collect any delinquent rents or other amounts from, or threaten the termination of, or any other action with respect to, any Lease of, any tenants who are tenants of the Property as of the Closing Date; provided, however, in the event more than one (1) year has passed since the Closing Date with no collection of any such delinquent rents having been made by Buyer, Seller shall have the right to institute legal or arbitration proceedings to collect any such delinquent rents to which Seller is entitled hereunder, but in no event shall Seller threaten the termination of any Lease or of any tenant’s rights thereunder. Additionally, with respect to delinquent rents and any other amounts or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.
                    (c) All operating expenses; however, there will be no prorations for debt service, insurance premiums or payroll (because Buyer is not acquiring Seller’s financing, insurance or employees).
               5.4.2 Calculation. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Escrow Agent prior to the Close of Escrow and approved by Buyer and Seller. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available. In the event any prorations or apportionments made under this Section 5.4.2 shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same provided a written request identifying the error in reasonable detail is given to the other parties no later than one (1) year after the Closing. At Closing, Buyer shall receive a credit against the Purchase Price for all prorated amounts of the items set forth in Section 5.4.1 above which shall be Seller’s obligation to pay.
               5.4.3 Tenant Inducements and Leasing Commissions. Seller shall pay (or provide Buyer with a credit at Closing) for all tenant improvement costs, free rent or other inducements and all leasing commissions due under or with respect to all Leases in effect as of Closing.
          5.5 Specific Conditions to Buyer’s Obligation to Close. The obligations of Buyer pursuant to this Agreement shall be subject to the following additional conditions precedent (any of which may be waived in writing by Buyer in its sole discretion):

     (a) All of the representations, warranties and agreements of Seller set forth in this Agreement shall be true and correct in all material respects;
     (b) Seller shall have terminated any existing property management and listing agreements for the Property and to the extent such agreements exist shall have provided Buyer with satisfactory evidence of such termination thereof;
     (c) There shall be no material adverse change in the matters reflected in the Preliminary Title Report (as approved or deemed approved by Buyer prior to the expiration of the Due Diligence Period), and there shall not exist any material adverse encumbrance or title defect affecting the Property except for the Permitted Exceptions;
     (d) The Title Company shall have irrevocably committed to issue to Buyer at Closing a Form B 1970 ALTA Extended Coverage Owner’s Policy of Title Insurance for the Property in an amount equal to the Purchase Price insuring fee simple title to the Property in Buyer (the “Title Policy”), subject only to the Permitted Exceptions, and containing such endorsements as the Title Company shall have committed to issue as of the end of the Due Diligence Period (said commitment to be evidenced by a pro forma policy containing such endorsements provided to Seller); and
     (e) No other material adverse change shall occur with respect to the Property or any tenant of the Property (including any default under such tenant’s Lease or any bankruptcy or similar proceeding) from the expiration of the Due Diligence Period through the Closing Date.
     6. Condemnation or Destruction of Property.
          6.1 Condemnation. In the event any proceeding should be commenced for the taking in condemnation or under the power of eminent domain or any offer made in lieu thereof for any portion of the Property (“Condemnation Proceeding”), Seller shall promptly give notice of and full information concerning such Condemnation Proceeding to Buyer and shall thereafter keep Buyer fully informed concerning such Condemnation Proceeding. Within twenty (20) days after receipt of such notice, if the portion of the Property that is the subject of the Condemnation Proceeding is of a value greater than $100,000.00, or is otherwise a material portion of the Property, then Buyer may terminate this Agreement. Should Buyer elect to terminate this Agreement, the Escrow Deposit shall be immediately returned to Buyer and both parties shall be released from any further obligations hereunder except as otherwise provided herein. If Buyer does not elect to terminate this Agreement, and the Property is purchased while such Condemnation Proceeding is pending, then Buyer shall be substituted for Seller as the defendant/land owner in such proceedings. In the event such Condemnation Proceeding is concluded while Seller is still the owner of the Property and Seller receives the condemnation award or payment in lieu thereof, then the Purchase Price shall be reduced by the amount of such condemnation award or payment in lieu thereof actually received by Seller, if any. If Seller has not received the condemnation award or payment in lieu thereof at the time of Closing, then the Purchase Price shall remain unchanged and Seller shall assign to Buyer all of the right, title and interest of Seller in such condemnation award or payment in lieu thereof . Seller agrees that

Buyer shall have the right, at its expense, to participate and assist Seller in any such Condemnation Proceeding.
          6.2. Casualty. All risk of loss with respect to the Property shall be with Seller until Closing. If any portion of the Property is damaged or destroyed prior to Closing, Seller shall promptly give notice thereof to Buyer. If any portion of the Property is damaged or destroyed prior to Closing and the cost to repair such damage is less than $100,000.00, then the parties shall proceed to closing, and Seller shall either (i) complete the repair of the damage prior to Closing at Seller’s sole cost and expense, or (ii) give Buyer a credit against the Purchase Price in the amount required to repair the damage, which amount shall be agreed upon by Buyer and Seller. If any portion of the Property is damaged or destroyed prior to Closing, and the cost to repair such damage is at least $100,000.00, then Buyer may, within fifteen (15) days after receipt from Seller of written notice thereof, elect to terminate this Agreement, in which event the Escrow Deposit shall be immediately returned to Buyer and neither party shall have any further rights or obligations hereunder. If Buyer does not elect to terminate this Agreement , then Seller shall either (i) commence the repair of the damage at Seller’s sole cost and expense, and pursue the completion of the repair in a timely, diligent, and commercially reasonable manner, and the Closing Date shall be extended until the final completion of such repairs; or (ii) provided that Buyer, Seller, and Seller’s insurance carrier reach a satisfactory agreement with regard to the release of the insurance proceeds and the repair of the damage, Seller shall assign to Buyer at Closing all insurance proceeds (including rent loss and business interruption proceeds) payable in connection with such damage and shall provide Buyer with a credit against the Purchase Price in an amount equal to the sum of any applicable deductibles under Seller’s insurance policies plus any amount of the estimated repair costs (or loss of rents) which are not covered by Seller’s insurance policies.
     7. Representations and Warranties.
          7.1 Representations and Warranties of Seller.
               7.1.1 General Disclaimer. Except as specifically set forth in Section 7.1.2 below or in the Deed and the Assignment and Assumption Agreement, the sale of the Property hereunder is and will be made on an “as is” basis.
               7.1.2 Limited Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:
                    (a) Leases. There are no leases of space in the Property which will be in force on the Closing Date and under which Seller is the landlord (whether by entering into the leases or acquiring the Property subject to the leases) other than the Leases. As used herein, “Leases” means, collectively, (i) the leases listed in Exhibit “O” (the “Lease Exhibit”) and (ii) the leases entered into in accordance with this Agreement. Seller has provided Buyer with true, correct and complete copies of all Leases (and all modifications and amendments thereto, all related correspondence, side letters, indemnity and/or reimbursement agreements, letters of credit and other documents and materials relating thereto, and, to the extent in Seller’s possession, copies of all subleases and other occupancy agreements affecting the Property).

None of the Leases has been amended except as set forth in the Lease Exhibit. There are no security deposits under the Leases except as set forth in the Lease Exhibit. As of the Closing, there shall be no commissions or tenant improvement cost obligation owing by Seller with respect to any Leases in effect as of the Closing, except for (1) extensions, expansions, options or renewals of existing Leases (provided that such obligations are set forth in the applicable Lease or in Exhibit “P”) or (2) in connection with new Leases which are permitted hereunder. To Seller’s knowledge, (i) all of the Leases are in full force and effect, (ii) neither Seller nor any tenant is in monetary default or material non-monetary default under any of the Leases, except as set forth on Exhibit “Q”, and (iii) no tenant under any Lease has filed for bankruptcy. Additionally, Seller hereby represents and warrants to Buyer that attached to this Agreement as Exhibit “O-1” is a rent roll of the Leases which correctly sets forth the name of each tenant, the space affected, the rent, the term (including any options to renew), the security deposit, if any, and any special concessions, prepaid rent, options to purchase or rights of first refusal.
                    (b) Litigation. To Seller’s knowledge, there is no pending (and Seller has not received any written notice of any threatened) action, litigation, condemnation or other proceeding (collectively, “Proceeding”) involving any portion of the Property or against Seller (other than routine slip and fall claims covered by insurance). Seller has no knowledge of any contemplated condemnation involving any portion of the Property.
                    (c) Intentionally omitted.
                    (d) Compliance. To Seller’s knowledge, and except with respect to the Property’s non-compliance with Sacramento Planning Commission Resolution No. 1653 as more particularly described in Exhibit “T” attached hereto and made a part hereof, the Property is in compliance with all applicable laws and regulations (including zoning and building codes) and Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with such applicable laws and ordinances.
                    (e) Service Agreements. Seller has not entered into any service agreements, equipment leasing contracts or other contracts relating to the Property which will be in force after the Closing, except for the Leases, the Service Agreements and contracts described in this Agreement. As used herein, the “Service Agreements” means, collectively, (a) contracts described in Exhibit “R”, and (b) contracts entered into in accordance with this Agreement. To Seller’s knowledge, there is no monetary default or material non-monetary default under the Service Agreements.
                    (f) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller is and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of California, and is qualified to do business in the State of California. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party.

                    (g) Consents; No Conflict. To Seller’s knowledge, Seller has obtained all consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, or applicable laws. To Seller’s knowledge, neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any such other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to the Property.
                    (h) Environmental Matters. To Seller’s knowledge, except as set forth in the reports described in Exhibit “S” (the “Environmental Reports”), there is (and have been) no “Hazardous Material” at or upon to the Property. The term “Hazardous Material” shall mean asbestos, petroleum products, and any other hazardous waste or substance which has, as of the date hereof, been determined to be hazardous or a pollutant by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, or any instrumentality authorized to regulate substances in the environment which has jurisdiction over the Property, provided, however, that the term “Hazardous Material” shall not include (i) motor oil and gasoline contained in or discharged from ordinary passenger vehicles (not used primarily for the transport of motor oil or gasoline), or (ii) materials which are stored or used in the ordinary course of a tenant’s occupancy at (or Seller’s, or Seller’s managing agents’ operation of) the Property, and which are stored and used in compliance with all applicable environmental laws and which do not pose any material threat to the environment or person or property.
                    (i) Patriot Act Representations. Neither Seller nor any of its constituents or affiliates, and to Seller’s knowledge, none of the tenants of the Property, is (i) a person designated by the U.S. Department of Treasury’s Office of Foreign Assets Control from time to time as a “specially designated national or blocked person” or similar status, or (ii) a person described in Section 1 of U.S. Executive Order 13224, issued on September 23, 2001 or listed on the Annex (as amended to date) of such Executive Order, or (iii) a person otherwise identified by any government or legal authority as a person with whom Buyer or any of its constituents or affiliates are prohibited from transacting business.
          As used herein, the term “to Seller’s knowledge”, or like phrases shall mean the actual present and conscious awareness or knowledge of James Gately, Seller’s property manager; provided that such qualification of Seller’s knowledge shall in no event give rise to any personal liability on part of the foregoing persons or any other officer in or employees of Seller on account of any breach of any representation or warranty made by Seller herein.
          7.2 Representations and Warranties of Buyer. (a) Buyer hereby represents and warrants to Seller: (i) this Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer; (ii) Buyer is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Delaware; and Buyer is duly authorized and qualified (or as of Closing will be qualified) to do all things required of it under this Agreement; and (iii) Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided without the consent or joinder of any other party (except as otherwise may be set forth in this Agreement).
               (a) Without limiting the generality of the foregoing, except for Seller’s representations and warranties expressly set forth in this Agreement, in the Deed or in the Assignment and Assumption Agreement, Buyer hereby acknowledges and agrees that it is purchasing the Property in its present “AS IS/WHERE IS” condition and with all defects and neither Seller nor any employee or agent of Seller has made or will make, either expressly or impliedly, any representations, guaranties, promises, statements, assurances or warranties of any kind concerning any of the Property except as expressly provided in this Agreement, in the Deed or in the Assignment and Assumption Agreement.
               Buyer has or will conduct, its own inspection and investigation of the condition of the Property and has been further encouraged to obtain, and has or will obtain, at its sole expense, expert advice as to such matters from professional inspectors and others. Buyer and Seller acknowledge that prior to the expiration of the Due Diligence Period, Buyer will have been given the full opportunity to inspect and investigate the condition of the Property to Buyer’s own satisfaction. Buyer represents to Seller that, except for Seller’s representations and warranties expressly set forth in this Agreement, in the Deed or in the Assignment and Assumption Agreement, it is relying solely upon such inspections and investigations in connection with its purchase of the Property and each portion thereof, and not upon any implied representations, guaranties, promises, statements, assurances or warranties of Seller or any of Seller’s employees or agents as to the condition of the Property. Buyer also understands and agrees that it is purchasing the Property without any obligation on the part of Seller to make any repairs, changes or alterations with respect to the Property (except as may be required by Section 6.2 hereof).
          7.3 Survival. Any cause of action of a party (the “Benefitting Party”) for a breach of the representations and warranties or any other provision in this Agreement (including Buyer’s obligation to maintain the confidentiality of this transaction) or any certificate delivered in connection herewith by the other party (the “Obligated Party”) shall survive until the date that is twelve (12) months after the Closing Date (the period beginning on the date hereof and ending on such date being herein called the “Survival Period”), at which time such representations and warranties and other provisions (and any cause of action resulting from a breach thereof) shall terminate except as to any breach with respect to which the Benefitting Party gives the Obligated Party written notice (identifying such breach with reasonable detail) on or before the date that is twelve (12) months after the Closing Date. Notwithstanding the foregoing: (i) if a Benefitting Party shall have knowledge prior to the expiration of the Due Diligence Period that any of the representations or warranties of the Obligated Party contained herein or in any certificate delivered in connection herewith are false or inaccurate, and in the event any such Benefitting Party shall not provide written notice to the Obligated Party of the same prior to the expiration of the Due Diligence Period, then, upon the expiration of the Due Diligence Period, the Obligated Party shall not have any liability or obligation respecting such false or inaccurate representations or warranties (and any cause of action resulting therefrom shall terminate upon the Due Diligence Period); (ii), subject to subparagraph (i), if a Benefitting Party shall have actual knowledge at any time after the expiration of the Due Diligence Period and prior to the Closing Date that any of the representations or warranties of the Obligated Party contained herein or in any certificate delivered in connection herewith are false or inaccurate, and in the event any such Benefitting Party shall not provide written notice to the Obligated Party of the same prior to the Closing, then, upon Closing the Obligated Party shall not have any liability or obligation respecting such false or inaccurate representations or warranties (and any cause of action resulting therefrom shall terminate upon Closing) and (iii) to the extent any representation and warranty of Seller hereunder is confirmed by a Tenant Estoppel Certificate with respect to any particular Lease, such representation and warranty shall be deemed stricken from this Agreement (and from any certificate delivered in connection herewith), insofar as such Lease is concerned (and Seller shall not have any obligation or liability with respect thereto).
     8. Interim Covenants of Seller. After execution of this Agreement, and through the Closing Date or the sooner termination of this Agreement:
          8.1 Maintenance and Operation. Seller shall maintain and operate the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the reasonable control of Seller. Without limitation of the foregoing, Seller shall use reasonable efforts to maintain its current insurance.
          8.2 Service Agreements. Seller shall not enter into any additional service contracts or other similar agreements relating to the Property or material modifications to the Service Agreements without the prior consent of Buyer, except for those deemed reasonably necessary by Seller after written notice thereof to Buyer which are cancelable on not more than 30 days’ notice without penalty. Seller shall deliver notices of termination on the Closing Date with respect to any Service Agreements identified by Buyer in a written notice from Buyer to Seller prior to Closing stating Buyer’s intention to have such contracts terminated.
          8.3 Leases. Seller shall have the right, prior to the expiration of the Due Diligence Period, to continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and Seller shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date. At least five (5) days prior to the expiration of the Due Diligence Period, Seller shall give Buyer written notice of all new Leases and any amendments, modifications, terminations, renewals or extensions of any existing Leases then or theretofore entered into during the Due Diligence Period. After the expiration of the Due Diligence Period (unless Buyer shall have theretofore delivered a Termination Notice hereunder), Seller shall not enter into any new Leases or any amendments, modifications, terminations, renewals or extensions of any existing Leases without Buyer’s prior written consent, which may be withheld in Buyer’s sole and absolute discretion. Buyer shall advise Seller, in writing, whether Buyer approves or disapproves any proposed New Lease or any such proposed modification, amendment or termination, within three (3) days after Buyer’s receipt of Seller’s written request therefor, each of which requests shall be accompanied by (i) a term sheet describing the material terms of the proposed transaction, and (ii) appropriate financial information on the applicable tenant and such other information as Buyer may reasonably require. If Buyer fails to notify Seller within such 3-day period, Buyer shall be deemed to have disapproved the proposed transaction. If Buyer timely disapproves of any proposed new Lease or any proposed modification, amendment, termination, renewal or extension of an existing Lease, Seller may nevertheless enter into such transaction; provided, however, if Seller enters into such transaction notwithstanding Buyer’s disapproval, Buyer may terminate this Agreement, whereupon the Escrow Deposit (together with all interest earned thereon) shall be immediately returned to Buyer.
     However, Buyer recognizes and acknowledges that Seller is currently in the process of finalizing amendments/addendums to several leases, and Seller will keep Buyer apprised of the status thereof and prior to the execution thereof will obtain Buyer’s approval in accordance with the provisions of the immediately preceding paragraph.
          8.4 Access to the Property. Seller shall continue to give Buyer access to the Property in accordance with and subject to the provisions of Section 4.1.
          8.5 Mortgages. Seller shall not further encumber the Property with any mortgages or deeds of trust.
9. DISPOSITION OF ESCROW DEPOSIT.
          9.1 IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER’S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS BENEFITTING BUYER UNDER SECTION 4 OR SECTION 6, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NO PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER (EXCEPT UNDER THOSE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT); PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE BY REASON OF SELLER’S DEFAULT, THEN BUYER SHALL BE ENTITLED TO EITHER (1) SPECIFICALLY ENFORCE THIS AGREEMENT OR (2) TERMINATE THIS AGREEMENT AND OBTAIN A RETURN OF THE ESCROW DEPOSIT AND UPON SUCH TERMINATION BUYER SHALL BE ENTITLED TO RECOVER FROM SELLER ALL OF BUYER’S REASONABLE, OUT-OF-POCKET, DOCUMENTED COSTS AND EXPENSES ACTUALLY INCURRED IN CONNECTION WITH THE NEGOTIATION AND DELIVERY OF THIS AGREEMENT, ALL DUE DILIGENCE PERFORMED BY OR ON BEHALF OF BUYER IN CONNECTION WITH THE PROPERTY AND ALL COSTS INCURRED IN CONNECTION WITH BUYER’S EFFORTS TO OBTAIN FINANCING FOR THE PROPERTY; PROVIDED, THAT SELLER’S OBLIGATION TO REIMBURSE BUYER FOR SUCH COSTS AND EXPENSES SHALL NOT EXCEED $150,000.00. NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED, AND BUYER SPECIFICALLY WAIVES THE RIGHT TO RECOVER EITHER CONSEQUENTIAL OR EXEMPLARY DAMAGES, AND FURTHER WAIVES THE RIGHT TO A JURY TRIAL.

          9.2 IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE FOR ANY REASON OTHER THAN THE FAILURE OF SATISFACTION OF THE CONDITIONS BENEFITTING BUYER UNDER SECTION 4 OR SECTION 6 OR THE DEFAULT OF SELLER, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT, AND IN SUCH EVENT, BUYER SHALL NOT BE LIABLE TO SELLER FOR MONETARY DAMAGES EXCEPT FOR FORFEITURE OF THE ESCROW DEPOSIT (AND AS PROVIDED UNDER THOSE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT). IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER’S BREACH OR DEFAULT. IN THE EVENT THE SALE CONTEMPLATED HEREBY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER’S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF THIS AGREEMENT THAT EXPRESSLY SURVIVE A TERMINATION OF THIS AGREEMENT AND THE PARTIES SHALL TAKE SUCH ACTION AS MAY BE REQUIRED TO CAUSE THE ESCROW DEPOSIT TO BE DELIVERED TO SELLER.

Seller’s Initials	Buyer’s Initials
          9.3 IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE.
     10. Miscellaneous.
          10.1 Brokers.
               10.1.1 Except as provided in Section 10.1.2 below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, in connection with the sale contemplated by this Agreement. In the event of a claim for broker’s or finder’s fee or commissions in connection with the sale contemplated by this Agreement, then Seller shall indemnify, defend and hold harmless Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify, defend and hold harmless Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this Section 10.1.1 shall survive the closing of the transactions hereunder or the earlier termination of this Agreement until the expiration of the Survival Period, at which time such obligations (and any cause of action hereunder not then in litigation) shall terminate.
               10.1.2 If and only if the sale contemplated herein closes, (a) Seller has agreed to pay a brokerage commission, pursuant to a separate agreement, to Murray Wachtel/Cornish & Carey, and (b) Buyer has agreed to pay a brokerage commission, pursuant to a separate agreement, to Dan Macke dba The Macke Company.
          10.2 Survival. Except as otherwise expressly provided herein, all warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the closing hereunder and the transfer and conveyance of the Property hereunder and any and all performances hereunder.
          10.3 Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.
          10.4 Cumulative Remedies. No remedy conferred upon a party in this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (except as otherwise expressly herein provided).
          10.5 No Waiver. No waiver by a party of any breach of this Agreement or of any warranty or representation hereunder by the other party shall be deemed to be a waiver of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party, whether or not the first party knows of such breach at the time it accepts such payment or performance. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.
          10.6 Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder must be in writing to be effective and may be given or withheld in the absolute discretion of such party.
          10.7 Press Releases. Any press release issued with respect to the transactions contemplated by this Agreement shall be subject to the prior approval of Buyer and Seller.

          10.8 Modification. This Agreement may not be modified or amended except by written agreement signed by all parties.
          10.9 Matters of Construction.
               10.9.1 Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.
               10.9.2 Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters.
               10.9.3 Time Periods/Business Days. If the time period or date by which any right, option, notice or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires or occurs on a day other than a business day, then such time period or date shall be automatically extended through the close of business on the next regularly scheduled business day. As used herein, “business day” shall mean any day other than a Saturday, Sunday or other day on which national banking institutions in the Sacramento, California are authorized by law or executive action to close.
               10.9.4 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
               10.9.5 Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. Whenever the words “including”, “include” or “includes” are used in this Agreement, they shall be interpreted in a non-exclusive manner. The captions and headings of the Sections of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Section references in this Agreement shall be deemed to refer to the Exhibits and Sections in this Agreement. Each party acknowledges and agrees that this Agreement (i) has been reviewed by it and its counsel, (ii) is the product of negotiations between the parties, and (iii) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is to not to be resolved against Seller or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.
               10.9.6 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO CONFLICTS OF LAW).

               10.9.7 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party, and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.
               10.9.8 No Recordation. In no event shall this Agreement or any document or memorandum related to the subject matter of this Agreement be recorded without the prior written consent of Seller.
               10.9.9 Effectiveness of Agreement. In no event shall any draft of this Agreement create any obligations or liabilities, it being intended that only a fully executed and delivered copy of this Agreement will bind the parties hereto.
          10.10 No Joint Venture. This Agreement does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of the seller and buyer specifically established hereby.
          10.11 Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor’s obligations hereunder, but such transferor shall not be released from its obligations hereunder). Seller hereby consents to the assignment by Buyer of its interest in this Agreement to an entity controlling, controlled by or under common control with Buyer or Hines, provided Buyer gives Seller prior written notice of the same. No consent given by Seller to any transfer or assignment of Buyer’s rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer’s rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.
          10.12 Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall either (1) be sent by personal delivery, (2) by mail (either (i) by United States registered or certified mail, return receipt requested, postage prepaid, or (ii) by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), or (iii) by facsimile with a copy by overnight mail for delivery the next day, addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

TO BUYER:

Hines REIT Properties, L.P.
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attention: Charles N. Hazen
FAX: 713. 966.7851

With Copy To:

Hines Interests Limited Partnership
101 California Street, suite 1000
San Francisco, CA 94111-5894
Attention: Paul Paradis
PH: 415.982.6200
FAX: 415.398.1442

And With Copy To:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201-2980
Attention: Joel M. Overton, Jr.
PH: 214.953.6938
FAX: 214 661.4938

TO SELLER:

JB Management L.P.
1825 Bell Street, Suite 100
Sacramento, California 95825
Attention: James Gately
PH: 916.929.3003
FAX: 916.929.2890

With Copy To:

Watson, Khachadourian & Iams, LLP
1000 G Street, Second Floor
Sacramento, California 95814
Attention: Franklin T. Watson, Esq.
PH: 916.498.6240
FAX: 916.498.6245
Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier’s proof of delivery, as the case may be. Any such notice not so given (including notices by facsimile) shall be deemed given upon receipt of the same by the party to whom the same is to be given.
          10.13 Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if any party hereto brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys’ fees, expenses and costs of investigation actually incurred from the non-prevailing party. The foregoing includes attorneys’ fees, expenses and costs of investigation (including those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. This Section shall survive any termination of this Agreement.
          10.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.
          10.15 1031 Exchange. Notwithstanding any terms in this Agreement to the contrary, Seller (hereinafter referred to as the “Exchangor”) shall have the right to enter into an exchange transaction with respect to the Property (hereinafter referred to as the “Relinquished Property”) to cause the sale of the Relinquished Property to Buyer to qualify as a tax deferred exchange under the provisions of Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations promulgated thereunder. If for whatever reason either in this Agreement or in other agreements related to the relinquishment of the Relinquishment Property the word “Seller” appears, said word shall be substituted with the word “Exchangor.” Buyer agrees to use reasonable efforts to cooperate with Exchangor with respect to such tax deferred exchange, including the execution at the time of Closing of all documents required to be executed by Buyer pursuant to the provisions of Section 1031 of the Code and the Treasury Regulations thereunder in connection with such exchange, provided that: (a) Buyer incurs no additional cost or expense in connection with such exchange; (b) Exchangor agrees to indemnify and hold Buyer harmless from and against any liability arising out of its cooperation in effecting such exchange as requested by Exchangor, provided, however, that such indemnification shall in no way affect the rights of Buyer under any other provision of this Agreement or in any other contract or agreement connected with the exchange of the Relinquished Property; and (c) Buyer shall have no liability with respect to the tax deferred exchange and shall not be required to purchase any property (the “Replacement Property”).
          Exchangor and Buyer acknowledge that all agreements and documents solely in connection with performing the exchange shall be prepared by Exchangor’s expense by Exchangor’s counsel.
          Exchangor is granted the authority to transfer its rights to this Agreement but not its obligations hereunder pursuant to an Assignment of Rights Under Contract to be signed by Exchangor and Exchangor’s Qualified Intermediary, and acknowledged by Buyer prior to Closing. At the request of Exchangor, Buyer will sign the written Assignment referred to in this paragraph with the clear understanding that all obligations under this Agreement remain with Exchangor and that Exchangor shall directly deed the legal title to the Property over to the Buyer as noted in the Assignment of Rights Under Contract and in accordance with the provisions of this Agreement.

          10.16 Audit Cooperation. Prior to and after the Closing Date, Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer (or Hines or an affiliate of Hines) to allow Buyer’s auditor (Deloitte & Touche LLP or any successor auditor selected by Buyer) to conduct an audit of the income and expense statements of the Property up to the date of Closing, plus up to the three (3) prior calendar years. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer’s auditor historical financial statements for the Property, including income and balance sheet data for the Property, for up to three (3) years prior to the year in which the Closing Date occurs. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or an affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that (i) the foregoing obligations of Seller shall be limited to providing such information or documentation as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such information, and (ii) while Seller will make such documentation and information available, any information discovered by Buyer or its agents which is believed to be inaccurate or inconsistent with information provided to Buyer during the Due Diligence Period in any event will not afford Buyer a basis for any legal action against Seller.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
SELLER:
JB MANAGEMENT L.P., a California limited partnership

By:	B & B Enterprises, Inc., a California
corporation, its general partner

By:

Joseph Benvenuti, President
BUYER:
HINES REIT PROPERTIES, L.P.,
a Delaware limited partnership, or its assigns

By:	Hines Real Estate Investment Trust, Inc., a Maryland corporation, its general partner

By:

Name:

Title:

EXHIBIT LIST

***[[[NOTE:	ALL EXHIBITS REMAIN SUBJECT TO BUYER’S REVIEW, COMMENT AND APPROVAL. PLEASE PROVIDE PROPOSED DRAFTS OF SAME AS SOON AS POSSIBLE.]]]

“A”	-	Description of Land

“B”	-	Included Personal Property

“C”	-	[OMITTED]

“D”	-	Form of Tenant Estoppel Certificate

“E”	-	Form of Grant Deed

“F”	-	Form of Escrow Instructions

“G”	-	Form of Assignment and Assumption Agreement

“H”	-	[OMITTED]

“I”	-	Form of Seller’s Closing Certificate

“J”	-	Form of Non-Foreign Status Certificate

“K”	-	Form of Notices to Tenants

“L”	-	Form of Buyer’s Closing Certificate

“M”	-	[OMITTED]

“N”	-	[OMITTED]

“O”	-	Tenant List/Security Deposits

“O-1”	-	Rent Roll

“P”	-	Outstanding Tenant Improvements and Leasing Commission Obligations

“Q”	-	Lease Defaults

“R”	-	Service Agreements

“S”	-	Environmental Reports

“T”	-	Retail Non-Compliance

“U”	-	List of Additional Specific Due Diligence Documents

EXHIBIT “D”
FORM OF TENANT ESTOPPEL CERTIFICATE

From:

(“Tenant”)
To:
Hines REIT Properties L.P.
its affiliates, subsidiaries, successors and/or assigns
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(“Purchaser”)
and

its successors and/or assigns ( “Purchaser’s Lender”)

and

(“Landlord”)

RE:	Lease dated , between , a , and , a covering the Premises (as defined below), as modified, altered or amended (as further described in Paragraph 1 below) (the “Lease”).

Premises: Suite , consisting of a total of rentable square feet (as set forth in the Lease) (the “Premises”), located in the building [commonly known as ] having an address of (the “Building”).
Tenant hereby certifies to Purchaser, Purchaser’s Lender and Landlord as follows:
1. Tenant is the current Tenant under the Lease, a true, correct and complete copy of which (including all modifications, alterations and amendments thereto) is attached as Annex I hereto. Except for the documents attached as Annex I hereto, the Lease has not been modified, altered or amended in any respect. The Lease is in full force and effect and is the only lease, agreement or understanding between Landlord and Tenant affecting the Premises and any rights to parking. In connection with the Premises, Tenant also leases                      square feet of storage space in the Building pursuant to [the Lease] [a separate storage space license or lease agreement, a true, correct and complete copy of which is attached as Annex I hereto].
2. The term of the Lease expires on                                         . Except as set forth in the Lease (as attached as Annex I hereto), Tenant does not have any options or rights to renew, expand, cancel or terminate the Lease nor to lease any additional space in the Building.
3. Tenant’s current use of the Premises (which use is expressly permitted by the terms of the Lease) is [general office] [retail – if retail, specify exact nature of retail use]. Tenant has accepted and is presently occupying the Premises (and any applicable storage space).
4. Tenant has no option or right of first refusal or offer to purchase the Premises, any other portion of the Building or any interest therein.
5. Tenant’s interest in the Premises and under the Lease have not been assigned or encumbered, and no portion of the Premises have been sublet, except in each case as specified on Annex II attached hereto.
6. The base rent under the Lease for the current lease year is $                     per month [and the rent for the storage space is $                     per month]. Tenant is responsible to pay, as additional rent, for its pro rata share (                    %) operating expenses for the Building in excess of base operating expenses of $                     or base year expense, which are the operating expenses for the calendar year                     . Tenant has fully paid all base rent, [storage space rent], additional rent and other sums due and payable under the Lease on or before the date of this Certificate and Tenant has not paid any rent more than one month in advance. Tenant is not in default under any of the terms, conditions or covenants of the Lease [or any related storage space license or lease] to be performed or complied with by Tenant, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Landlord, or both, would constitute such a default.
7. As of the date of this Certificate, Landlord is not in default under any of the terms, conditions or covenants of the Lease [or any related storage space license or lease] to be performed or complied with by Landlord, and no event has occurred and no circumstance exists which, with the passage of time or the giving of notice by Tenant, or both, would constitute such a default.
8. As of the date of this Certificate, Tenant has no defenses, offsets or credits against the payment or rent and other sums due or to become due under the Lease [or any related storage space license or lease] or against the performance of any other of Tenant’s obligations under the Lease [or any related storage space license or lease].
9. Tenant has paid or delivered to Landlord a cash security deposit in the amount of $                     [and/or a letter of credit (identify letter of credit by instrument number, date,

issuing bank and named beneficiary)], and of such deposit $                     remains on deposit with Landlord [and the current amount available to be drawn under such letter of credit is $                    .]
10. Tenant agrees that, from and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.
11. Tenant is not entitled to any rent concession, rent abatement or “free” rent.
12. All improvements, alterations, or additions to the Premises required to be made by Landlord have been completed to the satisfaction of Tenant. All contributions required to be made by Landlord for improvements to the Premises, including abatements, allowances or credits or offsets, if any, against rent or other charges due under the Lease, have been paid in full to Tenant.
13. There are no actions, whether voluntary or otherwise, pending or threatened against Tenant (or any guarantor of Tenant’s obligations pursuant to the Lease) under the bankruptcy or insolvency laws of the United States or any state thereof, and there are no attachments, executions, assignments for the benefit of creditors, or voluntary or involuntary proceedings under the U.S. Bankruptcy Code or any other debtor relief laws pending or threatened against Tenant.
14. Tenant has not used, stored, disposed of or transported at, in, to or from the Premises or any other portion of the Building any substance classified, listed or regulated as hazardous or toxic under any applicable federal, state or local laws, orders, rules or regulations (other than minor quantities of such substances which are used in the course of ordinary [office/retail] operations and in compliance with all applicable laws).
15. The correct name and mailing address of Tenant for notice purposes under the Lease is as follows:

Attn:

Copy to:

Attn:

16. Tenant understands that this Certificate is required in connection with Purchaser’s acquisition of the Property, and Tenant agrees that Purchaser and its lenders, successors and/or assigns (including, without limitation, Purchaser’s Lender, any other parties providing financing of any type or equity in connection with Purchaser’s acquisition of the Property, and their respective successors and/or assigns) will, and will be entitled to, rely on the truth of this Certificate.
17. The party executing this Certificate on behalf of Tenant represents that he/she has been duly authorized to do so on behalf of Tenant.
EXECUTED on this                      day of                     , 200_.

“TENANT”

By:

Name:

Title:

FIRST AMENDMENT TO
PURCHASE AGREEMENT FOR PURCHASE
OF OFFICE BUILDING
     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT FOR PURCHASE OF OFFICE BUILDING (this “Amendment”) is entered into as of October 5, 2005, by and between JB MANAGEMENT L.P., a California limited partnership (“Seller”), and HINES REIT PROPERTIES, L.P., a Delaware limited partnership (“Buyer”), as follows:
RECITALS
     A. Seller and Buyer entered into that certain Purchase Agreement for Purchase of Office Building dated effective as of August 12, 2005 (the “Agreement”), relating to the sale and purchase of certain property having a commonly known street address of 1515 R and 1515 S Street, Sacramento, California 95814-7243, and being more fully described in the Agreement.
     B. Buyer and Seller desire to amend the Agreement as hereinafter set forth.
AGREEMENT
     Now, therefore, for and in consideration of Ten Dollars and other good and valuable consideration, in hand by each party hereto paid to the other, and for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:
1.	Defined Terms. All capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.
2.	Certain Construction Obligations Under Leases, and Indemnities Related Thereto.
          (a) Seller will construct, and be responsible for all costs related to, the tenant improvement work and the work related to the Americans with Disabilities Act of 1990 and Title 24 of the California Administrative Code required by the State as specified in the State Leases (as defined below), as amended (the “Work”). Seller shall complete the Work in a good and workman-like manner in accordance with all applicable building codes, terms and provisions of the State Leases and approval of the State, as tenant. As used herein, the term “State Leases” shall include (i) that certain Lease dated October 15, 2004 between Seller, as lessor, and the State of California (the “State”), as lessee, pertaining to certain space on the First (1st), Second (2nd), Third (3rd), Fourth (4th) and Fifth (5th) floors of the building (the “Building”) located upon the Land for the use of the Department of Corrections; and (ii) that certain Lease dated October 15, 2004 between Seller, as lessor, and the State, as lessee, pertaining to certain space on the First (1st) and Fourth (4th) floors of the Building for the use of the Department of Personnel Administration.

1

          (b) At Closing, in addition to Seller’s other closing deliveries required by Section 5.2.1 of the Agreement, Seller shall be obligated to deliver a warranty bill of sale in the form of Exhibit “V” attached hereto and incorporated by reference, conveying to Buyer the Carpet Materials. As used herein, “Carpet Materials” shall mean, all carpeting, carpet padding (if any), carpet adhesives and base board required to complete the Work required under the State Leases and to provide the excess materials required to be delivered to the State pursuant to the provisions of the State Leases.
          (c) Seller agrees to indemnify, defend and hold harmless Buyer, and its agents, employees and property managers from and against any claim, loss, expense, liability or direct damage (but NOT indirect or consequential damage) arising from or in connection with the construction of the Work, including, but not limited to: (i) any personal injury (including death) or property damage arising therefrom, and (ii) any material failure of Seller to perform the Work. Seller’s obligations under this indemnity shall be reduced by the comparative negligence or breaches of contract of Buyer and or its agents, employees and property managers.
          (d) Seller shall maintain or cause to be maintained a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Two Million Dollars ($2,000,000.00) for bodily injury, or death in any one occurrence and of not less than One Million Dollars ($1,000,000.00) for property damage in any one occurrence. Seller represents and warrants that it has and will maintain an umbrella insurance policy in the amount of Twenty Million Dollars ($20,000,000.00). The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability (including, without limitation, fire legal liability and such other risks as Buyer may specify by written notice to Seller). Seller shall deliver commercially reasonable evidence of such insurance to Buyer at Closing. Additionally, Seller shall cause each of its subcontractors (if any): (i) to maintain at all times during the course of construction of the Work commercial general liability insurance in an amount of not less than One Million Dollars ($1,000,000.00) on a combined single limit basis, which insurance shall name Buyer as an additional insured; (ii) to maintain all policies of worker’s compensation insurance required by law; and, (iii) to deliver to Buyer a certificate of insurance evidencing all such coverage and stating that such coverage and all parts thereof will not be terminated prior to the expiration of thirty (30) days from the delivery to Buyer of notice of such termination.
          (e) If the State fails to acknowledge in its Tenant Estoppel Certificate required by Section 4.4 of the Agreement that due to the timing of the delivery of Exhibit “A” to the State Leases, the deadline/termination date for the completion of the Work has been extended through February _, 2006, such failure shall constitute the failure of a condition to Buyer’s obligation to close under Section 5.5 of the Agreement.
     3. Closing Credit. At Closing, Buyer shall receive a credit (which shall be in addition to all other credits, prorations and other adjustments to which Buyer is entitled under the Agreement) in the amount of SEVEN HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($750,000.00), which amount represents certain outstanding capital expenditure

2

work and certain tenant improvements work required for the Property. Except as specifically set forth in the Agreement or in this Amendment, after the Closing Date, all costs for capital expenditures and tenant improvements work, other than the Work, will be the sole responsibility of the Buyer.
     4. Due Diligence Period; Closing Date. On October 6, 2005, Buyer will deposit the Additional Escrow Deposit required by Section 3.1 of the Agreement. Buyer hereby acknowledges and agrees that effective as of October 6, 2005 the Due Diligence Period will expire, and that Buyer shall no longer have any rights to terminate the Agreement pursuant to Section 4.1.4 thereof. Pursuant to Section 5 of the Agreement, the Closing Date shall be November 2, 2005.
     5. Warehouse Space Lease. If the State does not acknowledge in its Tenant Estoppel Certificate required by Section 4.4 of the Agreement that all of Seller’s obligations under Section 36 of the Department of Corrections Lease have been fully satisfied and discharged, then, at Closing Seller shall enter into a master lease with Buyer covering the warehouse space, for use and occupation by the State, Department of Corrections (only, without the right to assign, sublease or “back-fill”), during the lease term and extensions agreed to therein, or as currently amended. Seller’s execution and delivery of the master lease shall be a condition to Buyer’s obligation to close under Section 5.5 of the Agreement.
     6. Ratification; No Other Amendments. Except as expressly amended or otherwise modified by this Amendment, all terms, covenants, conditions and provisions set forth in the Agreement, as amended by this Amendment, shall remain in full force and effect, and Seller and Buyer hereby ratify, confirm and adopt the Agreement as so amended.
     7. Counterpart and Facsimile Execution. This Amendment may be executed in counterparts and shall be binding as long as each party executes one, although not necessarily the same, counterpart. This Amendment may be executed by facsimile signature, and a facsimile signature shall be deemed an original signature for all purposes.
[END OF PAGE; SIGNATURE PAGE FOLLOWS]

3

          IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first set forth above.

SELLER:

JB MANAGEMENT, L.P.,
a California limited partnership

By:	B&B ENTERPRISES, INC.,
a California corporation,
its general partner

By:

Name:

Title:

BUYER:

HINES REIT PROPERTIES, L.P.,
a Delaware limited partnership,
or its assigns

By:	HINES REAL ESTATE INVESTMENT
TRUST, INC.,
a Maryland corporation,
its general partner

By:

Name:

Title:

4

EXHIBIT V
WARRANTY BILL OF SALE
     For good and valuable consideration, the receipt of which is hereby acknowledged, JB MANAGEMENT L.P., a California limited partnership (“Seller”), does hereby sell, transfer and convey to HINES REIT PROPERTIES, L.P., a Delaware limited partnership, or its assigns (“Buyer”) all personal property of Seller described in Exhibit A attached hereto.
     Seller does hereby covenant with, and warrant to, Buyer that Seller is the lawful owner of such personal property, free and clear of all liens, encumbrances, security agreements and financing statements, that such personal property is owned and not leased by Seller and that Seller has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons.
     If any suit or action is instituted to enforce the rights of either party under this Bill of Sale, the successful party, as adjudicated by a court, shall be entitled to reasonable attorney fees and court costs.
     This Warranty Bill of Sale shall be governed and construed in accordance with California law.
     Dated this ___day of ___, 2005

SELLER:

JB MANAGEMENT L.P., a California limited
partnership

By:	B & B Enterprises, Inc., a California corporation,
its general partner

By:

Name:

Title:

5

EXHIBIT A TO WARRANTY BILL OF SALE

6

SECOND AMENDMENT TO
PURCHASE AGREEMENT FOR PURCHASE
OF OFFICE BUILDING
          THIS SECOND AMENDMENT TO PURCHASE AGREEMENT FOR PURCHASE OF OFFICE BUILDING (this “Amendment”) is entered into as of October _, 2005, by and between JB MANAGEMENT L.P., a California limited partnership (“Seller”), and HINES REIT PROPERTIES, L.P., a Delaware limited partnership (“Buyer”), as follows:
RECITALS
          A. Seller and Buyer entered into that certain Purchase Agreement for Purchase of Office Building dated effective as of August 12, 2005 (the “Original Agreement”), relating to the sale and purchase of certain property having a commonly known street address of 1515 R and 1515 S Street, Sacramento, California 95814-7243, and being more fully described in the Agreement.
          B. The Original Agreement has been amended previously by that certain First Amendment to Purchase Agreement for Purchase of Office Building dated as of October 5, 2005 (the “First Amendment”; and the Original Agreement, as amended by the First Amendment, the “Agreement”).
          C. Buyer and Seller desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          Now, therefore, for and in consideration of Ten Dollars and other good and valuable consideration, in hand by each party hereto paid to the other, and for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:
          1. Defined Terms. All capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.
          2. Closing Credit. Section 3 of the First Amendment is hereby deleted in its entirety.
          3. Purchase Price. Buyer and Seller wish to reduce the Purchase Price for the Property to SIXTY-SIX MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($66,550,000.00). As such, Section 2 of the Agreement is deleted in its entirety and the following is hereby substituted therefor:
“2. Purchase Price. The purchase price (the “Purchase Price”) shall be SIXTY-SIX MILLION FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($66,550,000.00).”

1

          4. Certain Construction Obligations Under Leases, and Indemnities Related Thereto. Section 2 of the First Amendment is deleted in its entirety and the following is hereby substituted therefor:
               “(a) Seller will construct, and be responsible for all costs related to, the tenant improvement work and the work related to the Americans with Disabilities Act of 1990 and Title 24 of the California Administrative Code required by the State as specified in the State Leases (as defined below), as amended (the “Work”). Seller shall complete the Work in a good and workman-like manner in accordance with all applicable building codes, terms and provisions of the State Leases and approval of the State, as tenant. As used herein, the term “State Leases” shall include (i) that certain Lease dated October 15, 2004 between Seller, as lessor, and the State of California (the “State”), as lessee, pertaining to certain space on the First (1st), Second (2nd), Third (3rd), Fourth (4th) and Fifth (5th) floors of the building (the “Building”) located upon the Land for the use of the Department of Corrections; and (ii) that certain Lease dated October 15, 2004 between Seller, as lessor, and the State, as lessee, pertaining to certain space on the First (1st) and Fourth (4th) floors of the Building for the use of the Department of Personnel Administration.
               (b) At Closing, in addition to Seller’s other closing deliveries required by Section 5.2.1 of the Agreement, Seller shall be obligated to deliver a warranty bill of sale in the form of Exhibit “V” attached hereto and incorporated by reference, conveying to Buyer the Carpet Materials. As used herein, “Carpet Materials” shall mean, all carpeting, carpet padding (if any), carpet adhesives and base board required to complete the Work required under the State Leases and to provide the excess materials required to be delivered to the State pursuant to the provisions of the State Leases.
               (c) Seller agrees to indemnify, defend and hold harmless Buyer, and its agents, employees and property managers from and against any claim, loss, expense, liability or direct damage (but NOT indirect or consequential damage) arising from or in connection with the construction of the Work, including, but not limited to: (i) any personal injury (including death) or property damage arising therefrom, and (ii) any material failure of Seller to perform the Work. Seller’s obligations under this indemnity shall be reduced by the comparative negligence or breaches of contract of Buyer and or its agents, employees and property managers.
               (d) Seller shall maintain or cause to be maintained a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Two Million Dollars ($2,000,000.00) for bodily injury, or death in any one occurrence and of not less than One Million Dollars ($1,000,000.00) for property damage in any one occurrence. Seller represents and warrants that it has and will maintain an umbrella insurance policy in the amount of Twenty Million Dollars ($20,000,000.00). The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability (including, without limitation, fire legal liability and such other risks as Buyer may specify by written notice to Seller). Seller shall deliver commercially reasonable evidence of such insurance to Buyer at Closing. Additionally, Seller shall cause each of its subcontractors (if any): (i) to maintain at all times during the course

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of construction of the Work commercial general liability insurance in an amount of not less than One Million Dollars ($1,000,000.00) on a combined single limit basis, which insurance shall name Buyer as an additional insured; (ii) to maintain all policies of worker’s compensation insurance required by law; and, (iii) to deliver to Buyer a certificate of insurance evidencing all such coverage and stating that such coverage and all parts thereof will not be terminated prior to the expiration of thirty (30) days from the delivery to Buyer of notice of such termination.
               (e) In consideration for Seller’s performance of the Work, Buyer will pay Seller the fixed contract sum (“Contract Sum”) of One Million Seven Hundred Thousand And No/Dollars ($1,700,000.00). In no event shall Buyer be obligated to pay Seller more than the Contract Sum for the completion of the Work. Buyer will advance to Seller portions of the Contract Sum as and when portions of the Work are completed upon Buyer’s receipt of a written draw request therefor (which draw requests shall be made no more frequently than monthly), provided such draw request is accompanied by appropriate lien waivers from the architects, engineers, contractors, subcontractors, and suppliers who performed the Work.”
          5. Tenant Estoppel Certificate. If the State fails to acknowledge in its Tenant Estoppel Certificate required by Section 4.4 of the Agreement that due to the timing of the delivery of Exhibit “A” to the State Leases, the deadline/termination date for the completion of the Work has been extended through February _, 2006, such failure shall constitute the failure of a condition to Buyer’s obligation to close under Section 5.5 of the Agreement.
          6. Ratification; No Other Amendments. Except as expressly amended or otherwise modified by this Amendment, all terms, covenants, conditions and provisions set forth in the Agreement, as amended by this Amendment, shall remain in full force and effect, and Seller and Buyer hereby ratify, confirm and adopt the Agreement as so amended.
          7. Counterpart and Facsimile Execution. This Amendment may be executed in counterparts and shall be binding as long as each party executes one, although not necessarily the same, counterpart. This Amendment may be executed by facsimile signature, and a facsimile signature shall be deemed an original signature for all purposes.
[END OF PAGE; SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first set forth above.

SELLER:

JB MANAGEMENT, L.P.,
a California limited partnership

By:	B&B ENTERPRISES, INC.,
a California corporation,
its general partner

By:

Name:

Title:

BUYER:

HINES REIT PROPERTIES, L.P.,
a Delaware limited partnership,
or its assigns

By:	HINES REAL ESTATE INVESTMENT
TRUST, INC.,
a Maryland corporation,
its general partner

By:

Name:

Title:

4

EXHIBIT V
WARRANTY BILL OF SALE
     For good and valuable consideration, the receipt of which is hereby acknowledged, JB MANAGEMENT L.P., a California limited partnership (“Seller”), does hereby sell, transfer and convey to HINES REIT PROPERTIES, L.P., a Delaware limited partnership, or its assigns (“Buyer”) all personal property of Seller described in Exhibit A attached hereto.
     Seller does hereby covenant with, and warrant to, Buyer that Seller is the lawful owner of such personal property, free and clear of all liens, encumbrances, security agreements and financing statements, that such personal property is owned and not leased by Seller and that Seller has good right to sell the same as aforesaid and will warrant and defend the title thereto unto Buyer, its successors and assigns, against the claims and demands of all persons.
     If any suit or action is instituted to enforce the rights of either party under this Bill of Sale, the successful party, as adjudicated by a court, shall be entitled to reasonable attorney fees and court costs.
     This Warranty Bill of Sale shall be governed and construed in accordance with California law.
     Dated this ___day of ___, 2005

SELLER:

JB MANAGEMENT L.P., a California limited
partnership

By:	B & B Enterprises, Inc., a California corporation,
its general partner

By:

Name:

Title:

5

EXHIBIT A TO WARRANTY BILL OF SALE

6

THIRD AMENDMENT TO
PURCHASE AGREEMENT FOR PURCHASE
OF OFFICE BUILDING
          THIS THIRD AMENDMENT TO PURCHASE AGREEMENT FOR PURCHASE OF OFFICE BUILDING (this “Amendment”) is entered into as of October _, 2005, by and between JB MANAGEMENT L.P., a California limited partnership (“Seller”), and HINES REIT PROPERTIES, L.P., a Delaware limited partnership (“Buyer”), as follows:
RECITALS
          A. Seller and Buyer entered into that certain Purchase Agreement for Purchase of Office Building dated effective as of August 12, 2005 (the “Original Agreement”), relating to the sale and purchase of certain property having a commonly known street address of 1515 R and 1515 S Street, Sacramento, California 95814-7243, and being more fully described in the Agreement.
          B. The Original Agreement was amended by that certain First Amendment to Purchase Agreement for Purchase of Office Building dated as of October 5, 2005 (the “First Amendment”).
          C. The Original Agreement was further amended by that certain Second Amendment to Purchase Agreement for Purchase of Office Building dated as of October ___, 2005 (the “Second Amendment”; and the Original Agreement, as amended by the First Amendment and the Second Amendment, the "Agreement”).
          D. Buyer and Seller desire to amend the Agreement as hereinafter set forth.
AGREEMENT
          Now, therefore, for and in consideration of Ten Dollars and other good and valuable consideration, in hand by each party hereto paid to the other, and for and in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:
          1. Defined Terms. All capitalized terms used herein shall have the same meanings as defined in the Agreement unless otherwise defined herein.
          2. Closing Date. The second sentence of Section 5 of the Original Amendment is hereby deleted in its entirety and the following substituted therefor:
               “As used herein, “Closing Date” shall be November 3, 2005, or such earlier date as may be agreed upon by Seller and Buyer.”
          3. Ratification; No Other Amendments. Except as expressly amended or otherwise modified by this Amendment, all terms, covenants, conditions and provisions set forth

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in the Agreement, as amended by this Amendment, shall remain in full force and effect, and Seller and Buyer hereby ratify, confirm and adopt the Agreement as so amended.
          4. Counterpart and Facsimile Execution. This Amendment may be executed in counterparts and shall be binding as long as each party executes one, although not necessarily the same, counterpart. This Amendment may be executed by facsimile signature, and a facsimile signature shall be deemed an original signature for all purposes.
[END OF PAGE; SIGNATURE PAGE FOLLOWS]

2

     IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date first set forth above.

SELLER:

JB MANAGEMENT, L.P.,
a California limited partnership

By:	B&B ENTERPRISES, INC.,
a California corporation,
its general partner

By:

Name:

Title:

BUYER:

HINES REIT PROPERTIES, L.P.,
a Delaware limited partnership,
or its assigns

By:	HINES REAL ESTATE INVESTMENT
TRUST, INC.,
a Maryland corporation,
its general partner

By:

Name:

Title:

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